EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTS


We consent to the incorporation by reference in the registration statement of Competitive Technologies, Inc. on Form S-8 pertaining to the 1996 Directors' Stock Participation Plan, of our report dated September 30, 1996, on our audits of the consolidated financial statements of Competitive Technologies, Inc. and Subsidiaries as of July 31, 1996 and 1995 and for each of the three years in the period ended July 31, 1996.



                                        COOPERS & LYBRAND L.L.P.



Stamford, Connecticut
December 23, 1996